Exhibit 99.1

GTT to Acquire One Source Networks

Adds Scale and Accelerates Organic Growth

Expands Multinational Client Base and Sales Force

McLean, VA, September 15, 2015 — GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today a definitive agreement to acquire One Source Networks (OSN), a provider of global data, Internet, Session Initiation Protocol (SIP) trunking and managed services to Fortune 1000 companies.

This combination:

•                  Extends GTT’s worldwide network reach through the addition of new points-of-presence.

•                  Expands GTT’s cloud networking services, including SIP trunking and other enterprise Voice over IP (VoIP) services.

•                  Increases GTT’s multinational client base and adds deep talent to its sales force.

Under the terms of the agreement, GTT will pay $175 million for the acquisition, comprised of approximately $165 million in cash and approximately $10 million in GTT common stock, plus any adjustments for net working capital.  For the three months ending June 30, 2015, One Source Networks reported revenue of $20.5 million, gross profit of $9.1 million, adjusted EBITDA of $4.2 million, and capital expenditures of $0.4 million.  For the twelve months ending June 30, 2015, One Source Networks reported revenue of $74.6 million, gross profit of $31.0 million, adjusted EBITDA of $13.9 million, and capital expenditures of $2.5 million.  The parties expect to close the transaction in late October, 2015 subject to certain regulatory approvals and other customary closing conditions.

“This transaction accelerates our growth strategy by adding deep relationships with a diverse blue-chip client base and broadening our portfolio of cloud networking services,” said Rick Calder, GTT President and CEO.  “GTT is adding a growing recurring revenue base, which grew an impressive 39% in the second quarter of 2015 compared to the second quarter of 2014, with industry-leading metrics and a capital efficient business model. Given our track record of successful acquisitions, we expect to complete integration in two quarters post-close and achieve a post-synergy multiple of 7 times Adjusted EBITDA or better on a pro forma basis.  Upon closing this transaction, GTT will achieve its previously announced next financial objectives of $400 million in revenue and $100 million in Adjusted EBITDA.”

“Today’s agreement provides great benefit to our clients as well as our two organizations,” said Ernest Cunningham, One Source Networks CEO.  “GTT gains a talented employee base with a proven track record of supporting Fortune 1000 clients and a passion for providing a differentiated service experience. OSN clients will benefit from GTT’s global network reach and expertise in delivering a comprehensive portfolio of cloud networking services.”

GTT has engaged KeyBank National Association and SunTrust Robinson Humphrey to provide committed financing for the transaction.  The financing is expected to consist of a new $400 million Term Loan B and $50 million revolving credit facility, which will replace GTT’s current credit facility and fund the acquisition.  The syndication process for this new debt will begin immediately.  At closing, GTT expects its ratio of total debt to annualized adjusted EBITDA to be approximately 4:1 on a pro forma basis.

About GTT

GTT’s global Tier1 IP network connects to any location in the world and with any application in the cloud. Our cloud networking services provide a better way for multinational clients to reach the cloud. Clients trust us to deliver secure solutions with simplicity, speed and agility.

For more information, visit www.gtt.net.

About One Source Networks

One Source Networks (OSN) is a leading managed communications partner to the world’s largest enterprises. Leveraging its global network, unique service model and industry-leading applications, OSN takes the complexity out of communications. OSN is a five-time winner of the Inc. 500 | 5000 award, which highlights America’s fastest-growing private companies.

The financial information with respect to One Source Networks contained in this press release is unaudited and as reported by One Source Networks.

Non-GAAP Financial Information

GTT provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and unlevered Free Cash Flow.  EBITDA, Adjusted EBITDA and unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude costs associated with employee terminations, transaction and integration related expenses, stock-based compensation, and certain non-cash or non-recurring items.  Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures used by management for planning and forecasting future periods. GTT further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures, although GTT’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•                  Does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•                  Does not reflect changes in, or cash requirements for, our working capital needs;

•                  Does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•                  Does not reflect cash required to pay income taxes.

In addition to Adjusted EBITDA, GTT management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures.  Adjusted EBITDA is a performance, rather than a cash flow measure.  Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in this release do not constitute guarantees of future performance.  Investors are cautioned that statements in this release, which are not strictly historical statements, including, without limitation, statements by our President and Chief Executive Officer, and statements concerning our expected future performance, plans, objectives and strategies, constitute forward-looking statements.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; general economic conditions and other risks detailed in our filings with the Securities and Exchange Commission.  We undertake no obligation to update any forward-looking information contained in this release.  Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K.  Statements in this release should be evaluated in light of these important factors.

GTT Investor Relations Contact:	GTT Media Inquiries:

Jody Burfening/Carolyn Capaccio, LHA	Ann Rote
+1.212.838.3777	+1.703.677.9941
ccapaccio@lhai.com	ann.rote@gtt.net